                                                            Exhibit 10.11

                                  STAPLES, INC.




                            STAPLES.COM COMMON STOCK
                               PURCHASE AGREEMENT




                          Dated as of November 9, 1999

                                  STAPLES, INC.


                   STAPLES.COM COMMON STOCK PURCHASE AGREEMENT

         This Agreement dated as of November 9, 1999 is entered into by and between Staples, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 59, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAPCO II") and, together with GAP LP, the "General Atlantic Entities") and the other investors listed on
SCHEDULE I hereto (each (including the GAP Entities), a "Purchaser and collectively the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       AUTHORIZATION AND SALE OF SHARES.

                  1.1 AUTHORIZATION. The Company has duly authorized (subject to the stockholder approval referenced in Section 5.3) the sale and issuance, pursuant to the terms of this Agreement, of 12,138,462 shares of its Staples.com Common Stock, $0.0006 par value per share (the "Staples.com Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment attached hereto as EXHIBIT A (the "Certificate of Amendment"). The Company has adopted (subject to the stockholder approval referenced in Section 5.3) and before the Closing (as defined in Section 2) will have filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

                  1.2 SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each Purchaser, and each Purchaser will purchase, the number of shares of Staples.com Stock set forth next to such Purchaser's name on SCHEDULE I hereto for the purchase price of $1.625 per share (the "Purchase Price"). The shares of Staples.com Stock sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each Purchaser is a separate sale.


         2.       THE CLOSING.

                  (a) Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6, the closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 3:00 p.m. on Tuesday, November 9, 1999, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If the Closing does not occur on or before November 19, 1999 (the "Termination Date"), this Agreement shall automatically terminate, unless the Termination Date is extended by the written consent of the Company and the Purchasers.

                  (b) The Company may sell, at any time prior to 60 days after the Closing, in one or more closings (each, a "Subsequent Closing"), up to 500,000 additional Shares at the Purchase Price, to such purchasers (each, an "Additional Purchaser") as may be approved by the Board of Directors of the Company. At each Subsequent Closing, (i) the Company and each Additional Purchaser shall execute and deliver a counterpart signature page hereto, whereupon such Additional Purchaser shall become a "Purchaser" hereunder and the Shares purchased by such Additional Purchaser shall be deemed to be "Shares" for purposes of this Agreement, and (ii) the Company shall cause SCHEDULE I hereto be amended to reflect the purchases made by the Additional Purchasers at each Subsequent Closing. At each Subsequent Closing, the Company shall deliver to each Additional Purchaser a certificate for the number of Shares being purchased at the Subsequent Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company of the Purchase Price in the manner specified above.

         3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that the statements contained in this Section 3 are true, complete and correct.

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect").

                  3.2 CAPITALIZATION. The authorized capital stock of the Company (immediately prior to the Closing and after giving effect to the filing of the Certificate of Amendment) consists of (i) 2,100,000,000 shares of common stock, $0.0006 par value per share (the "Common Stock"), of which 1,500,000,000 shares are designated as Staples Retail and Delivery Common Stock and 600,000,000 shares are designated as Staples.com Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of October 31, 1999, (a) 459,529,480 shares of Staples Retail and Delivery Common Stock were issued and outstanding and (b) an aggregate of 59,631,363 shares of Common Stock (regardless of series) were reserved for future issuance under the 1992 Equity Incentive Plan, 1990 Director Stock Option Plan, 1998 Employee Stock Purchase Plan and 1999 United Kingdom Company Share Option Scheme of the Company. Immediately prior to the Closing, no shares of Staples.com Stock or Preferred Stock were issued or outstanding. The Company has designated 200,000,000 shares of Staples.com Stock as the Number of Shares Issuable with Respect to Staples Retail and Delivery's Retained Interest in Staples.com (as defined in the Certificate of Amendment). All of the issued and outstanding shares of Staples Retail and Delivery Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                  3.3 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, have been duly authorized by the Board of Directors of the Company and will be, on or prior to the Closing, duly authorized by the stockholders of the Company, and all such Shares have been, or will be on or prior to the Closing, duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and will have been issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws.

                  3.4 AUTHORITY FOR AGREEMENT; NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action (subject to the stockholder approval referenced in Section 5.3). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (other than the filing of a Form D with the Securities and Exchange Commission), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

                  3.5      REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 30, 1997 (collectively, the "Company Reports"). Except as disclosed in any amendment to any Company Report filed with the SEC, as of the respective dates on which they were filed, (i) the Company Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), as the case may be, and (ii) none of the Company Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Except as disclosed in any amendment to any Company Report filed with the SEC, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect).

                  3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since January 30, 1999, there has occurred no event or development (other than any event or development disclosed in a Company Report) which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

                  3.7 ADVISORY BOARD. The Company agrees that within 45 days following the Closing Date, it will establish a Business Advisory Board to provide advice and guidance to the management and Board of Directors of the Company with respect to Staples.com (as defined in the Certificate of Amendment). The Business Advisory Board's members will be appointed by the Board of Directors or the Chairman of the Company and will serve as consultants to Staples.com with respect to its business and not as a governing body. The Company agrees that William O. Grabe and Marc McMorris shall be members of the Business Advisory Board for so long as the GAP Entities, together with their Affiliates (as defined below), hold at least 2,307,692 shares of Staples.com Stock (as equitably adjusted to give effect to any stock split, reverse stock split or similar recapitalization event affecting the Staples.com Stock). The Company agrees that two persons designated by Highland Capital Partners IV Limited Partnership and Highland Entrepeneurs' IV Limited Partnership (the "Highland Entities") shall be members of the Business Advisory Board for so long as the Highland Entities, together with their Affiliates, hold at least 2,307,692 shares of Staples.com Stock (as equitably adjusted to give effect to any stock split, reverse stock split or similar recapitalization event affecting the Staples.com Stock). For purposes of this Agreement (other than Section 8.1 hereof), "Affiliate" shall mean any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act . The following shall be deemed to be Affiliates of GAP LP: (a) General Atlantic Partners, LLC, a Delaware limited liability company ("GAP LLC"), the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. GAP LP and GAPCO II shall be deemed to be Affiliates of one another. The following shall be deemed to be Affiliates of Summit Accelerator Partners, LLC:

(a) Summit Accelerator Fund L.P.; (b) Summit Accelerator Founders Fund, L.P.; and (c) Summit (SAF) Investors IV, L.P.

         4. REPRESENTATIONS OF THE PURCHASERS. Each of the Purchaser severally represents and warrants to the Company as follows:

                  4.1 INVESTMENT. Such Purchaser is acquiring the Shares for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, except for possible sales to Affiliates of such Purchaser; and, except as contemplated by this Agreement such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act or 1933, as amended (the "Securities Act").

                  4.2 AUTHORITY. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. No Purchaser which is not a natural person has been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  4.3 EXPERIENCE. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and such Purchaser is able financially to bear the risks thereof.

                  4.4 HART-SCOTT-RODINO MATTERS. The Shares to be acquired by such Purchaser will be acquired and held "solely for the purpose of investment", as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder. Such Purchaser has no intention of participating in the formulation, determination or direction of the basic business decisions of the Company or its subsidiaries, including as a director or officer of the Company or its subsidiaries. Such Purchaser is not presently a competitor of the Company or its subsidiaries, and as a result of this transaction will hold less than 10% of the outstanding voting securities of the Company.

         5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of each of the Purchasers to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

                  5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  5.2 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to the Purchasers:

                  (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of Delaware;

                  (b) A certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

                  (c) A certificate of the Secretary or Assistant Secretary of the Company as of the Closing Date certifying that:

                      (i) the By-laws of the Company are true and complete and in full force and effect;

                      (ii) the resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, are true and complete and in full force and effect; and

                      (iii) the Certificate of Amendment has been filed with the Delaware Secretary of State and representing that the Certificate of Amendment constitutes the only amendment to the Certificate of Incorporation since the date on which it was certified pursuant to Section 5.2(a).

                  (d) If the Closing Date is after the date of this Agreement, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company as to the continued truth and accuracy of the representations and warranties contained in Section 3 on and as of the Closing Date.

                  5.3 STOCKHOLDER APPROVAL. The Certificate of Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Staples Common Stock.

         6. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

                  6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date. Each Purchaser agrees to notify the Company in writing prior to the Closing if any of the representations and warranties of such Purchaser contained in Section 4 shall no longer be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  6.2 STOCKHOLDER APPROVAL. The Certificate of Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Staples Common Stock.

         7.       TRANSFER RESTRICTIONS.

                  7.1 SECURITIES RESTRICTIONS. Each Purchaser acknowledges that the Shares have not been registered under the Securities Act and shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel to such Purchaser, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  7.2 LEGEND. Each Purchaser acknowledges that, until such time as the Shares become eligible for resale pursuant to Rule 144(k) under the Securities Act, each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."


                  7.3 NO RIGHTS TO TRANSFER. No Purchaser shall sell, assign, pledge or otherwise transfer (collectively, "transfer") any of the Shares or any right or interest therein, whether voluntarily, by gift or otherwise on or prior to December 31, 2000, except to an Affiliate of such Purchaser who agrees in a writing addressed to the Company to be bound by the terms of this Agreement (a "Permitted Transferee").

                  7.4 RIGHT OF FIRST OFFER. After December 31, 2000, no Purchaser may transfer the Shares, except to a Permitted Transferee, other than in accordance with the following requirements:

                  (a) OFFERING NOTICE. If any Purchaser (a "Selling Purchaser") wishes to transfer all or any portion of its Shares to any person (a "Third Party Purchaser"), such Selling Purchaser shall offer such Shares first to the Company, by sending written notice (an "Offering Notice") to the Company, which shall state (i) the number of Shares proposed to be transferred (the "Offered Securities"); (ii) the proposed purchase price per Share for the Offered Securities (the "Offer Price"); and (iii) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. The Company shall promptly deliver a copy of the Offering Notice to each of the Venture Purchasers (as designated on SCHEDULE I hereto).

                  (b) COMPANY OPTION; EXERCISE. For a period of 15 days after the giving of the Offering Notice pursuant to Section 7.4(a) (the "Company Option Period"), the Company shall have the right (the "Company Option") but not the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this Section 7.4(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to above, to the Selling Purchaser, with a copy to the Venture Purchasers, which notice shall state the number of Offered

Securities proposed to be purchased by the Company. The failure of the Company to respond within such 15-day period shall be deemed to be a waiver of the Company Option, PROVIDED that the Company may waive its rights under this
Section 7.4(b) prior to the expiration of such 15-day period by giving written notice to the Selling Purchaser, with a copy to the Venture Purchasers.

                  (c)      RIGHTHOLDER OPTION; EXERCISE.

                           (i) If the Company does not elect to purchase all of
the Offered Securities pursuant to Section 7.4(b), then for a period of 10 days after the earlier to occur of (a) the expiration of the Company Option Period pursuant to Section 7.4(b) and (b) the date upon which the Selling Purchaser shall have received written notice from the Company of its exercise the Company Option pursuant to Section 7.4(b) (or its desire to exercise such option for only a portion of the Offered Securities) or its waiver thereof (the "Rightholder Option Period"), each of the Venture Purchasers, other than the Selling Purchaser (for the purpose of Section 7.4, each, a "Rightholder" and collectively, the "Rightholders") shall have the right to purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each such Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of shares of Staples.com Stock then owned by such Rightholder by (ii) the total number of shares of Staples.com Stock then owned by all such Rightholders. If any Rightholder fails to fully subscribe for the number of Offered Securities it is entitled to purchase, then the other participating Rightholders shall have the right to purchase the remaining Offered Securities not so subscribed for (for the purposes of this Section 7.4(c), the "Excess Offered Securities"). If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 7.4(b) and/or Section 7.4(c), then the Selling Purchaser may sell the Offered Securities to a Third Party Purchaser in accordance with
Section 7.4(e).

                           (ii) The right of each Rightholder to purchase the
remaining Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Purchaser with a copy to the Company and the other Rightholders. Each such notice shall state (a) the number of shares of Staples.com Stock held by such Rightholder and (b) the number of Offered Securities that such Rightholder is willing to purchase pursuant to this Section 7.4(c). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Purchaser shall be deemed to be a waiver of such Rightholder's rights under subsection (i) above, PROVIDED that each Rightholder may waive its rights under subsection (i) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Purchaser, with a copy to the Company. The right of a Rightholder to purchase the Excess Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, within five days following the expiration of the Rightholder Option Period, to the Selling Purchaser with a copy to the Company and the other Rightholders, stating the number of Excess Offered Securities that such Rightholder is willing to purchase pursuant to this Section 7.4(c); provided that if two or more Rightholders choose to exercise such right with respect to the Excess Offered Securities for a total number of Excess Offered Securities greater than the aggregate number of Excess Offered Securities, the Excess Offered Securities shall be allocated among such exercising Rightholders pro rata based on the number of shares of Staples.com Stock owned by each.

                  (d) CLOSING. The closing of the purchases of Offered Securities subscribed for by the Company under Section 7.4(b) and/or the Rightholders under Section 7.4(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 60th day after the giving of the Offering Notice pursuant to Section 7.4(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Purchaser shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any. The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  (e) SALE TO A THIRD PARTY PURCHASER. Unless the Company and/or the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Sections 7.4(b) and 7.4(c), the Selling Purchaser may sell all, but not less than all, the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; PROVIDED, HOWEVER, that such sale is bona fide and made pursuant to a contract entered into within 60 days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the "Contract Date"); and PROVIDED FURTHER, that such sale shall not be consummated unless and until prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof. If a contract for such sale is not executed by the Contract Date or such sale is not consummated within 30 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Purchaser without again offering the same to the Company and the Rightholders in accordance with this Section 7.4.

                  (f) EXEMPT TRANSACTIONS. The following transactions shall be exempt from the provisions of this Section 7.4

                           (1) in the case of any Purchaser that is not a
natural person, the transfer of any or all of the Shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of such Purchaser, or pursuant to a sale of substantially all of the stock or assets of such Purchaser, provided, however, that in any such case, the transferee shall receive and hold such Shares subject to the provisions of this Section 7 and there shall be no further transfer of such stock except in accordance with this Section 7; and

                           (2) any transfer pursuant to an effective
registration statement filed by the Company with the Securities and Exchange Commission.

                  (g) NON-COMPLYING TRANSFERS. Any sale or transfer, or purported sale or transfer, of Shares shall be null and void unless the terms, conditions and provisions of this Section 7 are strictly observed and followed.

                  (h) TERMINATION. The terms of this Section 7.4 shall terminate upon (i) the closing of the first public offering of shares of Staples.com Stock which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than an offering registered on Form S-4, Form S-8 or any successor forms) (an "IPO") , (ii) the sale of all or substantially all of the assets or business of the Company, whether by merger, sale of assets or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 75% by voting power of the capital stock of the surviving corporation in approximately the same relative proportions) or (iii) at such time as all of the outstanding shares of Staples.com Stock are exchanged for shares of Staples Retail and Delivery Common Stock, or all of the outstanding shares of Staples Retail and Delivery Common Stock are exchanged for shares of Staples.com Stock, pursuant to the terms of the Certificate of Incorporation of the Company, as amended by the Certificate of Amendment.

                  (i) LEGEND. The certificates representing the Shares shall bear a legend that indicates that the Shares are subject to a right of first refusal in favor of the Company as set forth in this Section 7.4 (in addition to, or in combination with, any legend required by applicable federal and state securities laws).

         8. RESTRICTIONS. In order to induce the Company to issue and sell the Shares to the Purchasers, each of the Purchasers agrees as follows:

                  8.1      NON-COMPETITION AND NON-SOLICITATION.

                  (a) Until the first anniversary of the date upon which a Purchaser owns less than 25% of the Shares purchased hereunder by such Purchaser (the "Restricted Period"), such Purchaser will not, and will cause its Affiliates (excluding its Portfolio Companies) not to, directly or indirectly, engage in (whether as owner, partner, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 5% of the outstanding stock of a publicly-held company), or invest in, any business or enterprise, similar to and in competition with the Company's business as currently conducted, that is engaged primarily in the sale of a broad array of office product offerings offered directly to small business customers, provided that
(i) any Purchaser or its Affiliate may invest in a business or enterprise that is engaged in selling products exclusively in a single category of office products, (ii) the foregoing shall in no way restrict any Purchaser or its Affiliates from purchasing the securities of any company in connection with such Purchaser's or Affiliate's investment advisory and asset management business,
(iii) the foregoing shall not prevent any Purchaser or its Affiliates from remaining a stockholder or a director of or continuing to hold its investment (but not to make any new investment) in any Portfolio Company that, on or after the time of such Purchaser's or Affiliate's initial investment, began engaging in the activity prohibited by this Section 8.1 and (iv) the foregoing shall in no way restrict any Purchaser or its Affiliates from investing in less than 5% of the outstanding stock of a publicly-held company.

                  (b) During its Restricted Period, each Purchaser will not, and will cause its Affiliates (excluding Portfolio Companies) not to, directly or indirectly, either alone or in association with others (i) solicit any employee of the Company to leave the employ of the

Company or (ii) solicit for employment, hire or engage as an independent contractor (on its own behalf or on the behalf of any other party) any person who was employed by the Company at any time during the Restricted Period, except for any person whose employment or other affiliation with the Company has been terminated for at least three months and except that the foregoing shall not prohibit general solicitations to the public.

                  (c) For purposes of this Section 8.1, (i) the term "Affiliate" shall include the sponsor and/or general partner of a Purchaser, and all entities or persons controlled by, in control of or in common control with, the sponsor and/or general partner (in the case of Essex Private Placement Fund II Limited Partnership ("Essex"), other than Affiliated Managers Group, Inc. and those of its affiliates that are not also affiliates controlled by Essex Investment Management Company, LLC or its members who are individuals), including without limitation any affiliated partnerships or funds, but excluding any Portfolio Company and (ii) the term "Portfolio Company" shall include all companies in which a Purchaser or any other Affiliate partnership or fund is a stockholder.

                  (d) Notwithstanding the foregoing, the following companies and individuals and employees, officers and directors thereof are excluded from the non-competition and non-solicitation provisions of this Section 8.1:
Greenberg-Summit Management, L.L.C., Greenberg-Summit Partners, L.L. C., Summit Retained Earnings, L.P., Mt. Everest Fund, L.P., Mt Everest QP Fund, L.P., Mt. Everest Fund Limited and Lawrence D. Greenberg (including any family member of Lawrence D. Greenberg and any trust set up for the benefit of Lawrence D. Greenberg and any such family member). In addition, an indirect investment through a hedge fund, registered investment company or other investment fund will be deemed not to violate the non-competition and non-solicitation provisions of this Section 8.1.

                  (e) CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to information disclosed to such Purchaser by virtue of its position as an investor in the Company ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 8.2 by such Purchaser); PROVIDED, however, that a Purchaser may disclose Confidential Information (i) to its employees, members, attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any Affiliate or stockholder of such Purchaser (but not to a Portfolio Company) of such Purchaser, provided that such Affiliate or stockholder agrees in writing to be bound by the provisions of this Section 8.2, (iii) to a partner, including a limited partner, of such Purchaser pursuant to such Purchaser's periodic review and reporting obligations to its partners, provided that such partner agrees in writing to be bound by the provisions of this Section 8.2 or (iv) as may otherwise be required by law, regulation or legal process, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. In addition, each Purchaser may disclose (including on its World Wide Web site) the name of the Company, the name of its Chief Executive Officer, the amount of such Purchaser's investment in the Company and a brief description of the business of the Company.

         9.       FUTURE ISSUANCE OF SHARES; PREEMPTIVE RIGHTS.

                  9.1 OFFERING NOTICE. Except for Exempt Issuances (as defined below), if the Company wishes at any time to issue to any person any Staples.com Stock or any other securities convertible into or exchangeable for Staples.com Stock (collectively, "New Securities") to any person (the "Subject Purchaser"), then the Company shall offer such New Securities first to each of the Venture Purchasers (each, a "Preemptive Rightholder" and collectively, the "Preemptive Rightholders") by sending written notice (the "New Issuance Notice") to the Preemptive Rightholders, which New Issuance Notice shall state (a) the number of New Securities proposed to be issued and (b) the proposed purchase price per share of the New Securities (the "Proposed Price"). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 9.2 shall have been waived or shall have expired. For purposes of this Agreement, "Exempt Issuances" shall mean (i) the sale of shares of Staples.com Stock under this Agreement; (ii) the issuance of shares of Staples.com Stock as a stock dividend to holders of Common Stock or pursuant to any subdivision or combination of shares of Common Stock; (iii) the issuance of shares of Staples.com Stock in exchange for outstanding shares of Staples Retail and Delivery Common Stock in accordance with the terms of the Certificate of Incorporation of the Company; (iv) the issuance of shares of Staples.com Stock, or the grant of options or other rights therefor, to officers, directors, consultants and employees of the Company or a subsidiary pursuant to any plan or agreement approved by the Board of Directors of the Company; (v) the issuance of shares of Staples.com Stock solely in consideration for the acquisition (whether by merger or otherwise) by the Company or a subsidiary of all or substantially all of the stock or assets of any other entity, approved by the Board of Directors of the Company; (vi) the sale of shares of Staples.com Stock in an IPO; or (vii) the sale of up to 1,500,000 shares of Staples.com Stock to directors of the Company within 60 days after the Closing Date at a price not less than $1.625 per share.

                  9.2      PREEMPTIVE RIGHTS; EXERCISE.

                           (i) For a period of 20 days after the giving of the
New Issuance Notice pursuant to Section 9.1, each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (a) the total number of shares of Staples.com Stock then owned by such Preemptive Rightholder exercising its rights under this Section 9.2 by (b) the total number of shares of Staples.com Stock then outstanding, including any shares of Staples.com Stock subject to outstanding options, warrants or other rights to purchase (the "Proportionate Percentage"). If any Preemptive Rightholder does not fully subscribe for the number of New Securities that it is entitled to purchase pursuant to the preceding sentence, then the Preemptive Rightholders which elected to purchase New Securities shall have the right to purchase the remaining New Securities not so subscribed for (for the purposes of this Section 9.2(i), the "Excess New Securities").

                           (ii) The right of each Preemptive Rightholder to
purchase the New Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in subsection (i) above, to the Company, which notice shall state the number of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 9.2(i) (including, if applicable, such number of Excess New Securities that such Preemptive Rightholder elects to purchase, to the extent any are available). The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder's rights under Section 9.2(i), PROVIDED that each Preemptive Rightholder may waive its rights under Section 9.2(i) prior to the expiration of such 20-day period by giving written notice to the Company.

                  9.3 CLOSING. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 9.2 shall be held at the executive office of the Company at 10:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 9.1, if the Preemptive Rightholders elect to purchase all of the New Securities under
Section 9.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 9.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 9.2 or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all liens and encumbrances and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  9.4 SALE TO SUBJECT PURCHASER. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 9.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; PROVIDED, HOWEVER, that such sale is bona fide and made pursuant to a contract entered into within three months following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 9.2, and (ii) the expiration of the 20-day period referred to in Section 9.2. If such sale is not consummated within such three month period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 9. The closing of any issuance and purchase pursuant to this
Section 9.4 shall be held at a time and place as the Company and the Subject Purchaser may agree, subject to the consent of the participating Preemptive Rightholders, which consent shall not be unreasonably withheld or delayed.

                  9.5 TERMINATION. The terms of this Section 9 shall terminate upon (i) the closing of the IPO, (ii) the sale of all or substantially all of the assets or business of the Company, whether by merger, sale of assets or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 60% by voting power of the capital stock of the surviving corporation in approximately the same relative proportions) or (iii) at such time as all of the outstanding shares of Staples.com Stock are exchanged for shares of Staples Retail and Delivery Common Stock, or all of the outstanding shares of Staples Retail and Delivery Common Stock are exchanged for shares of Staples.com Stock, pursuant to the terms of the Certificate of Incorporation of the Company.

         10.      REGISTRATION RIGHTS.

                  10.1 REQUEST FOR REGISTRATION At any time after 180 days following the effectiveness of the IPO, the General Atlantic Entities (the "INITIATING HOLDERS") may request in a written notice (which notice shall state the number of Registrable Securities (as defined below) to be so registered) that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Securities held by such Initiating Holders; PROVIDED, HOWEVER, that the Initiating Holders may not so request more than once in any 12-month period and more than three times in the aggregate. The Company shall notify in writing all other Purchasers of such request within 10 days following receipt of any notice under this Section 10.1. The Company shall file with the SEC, within 30 days following the receipt by the Company of the notice under this Section 10.1, a registration statement covering the resale to the public by the Initiating Holders and the other Purchasers of all Registrable Securities requested by them, within 15 days after the Company has delivered the notice referred to in the preceding sentence, to be included in such registration. The Company shall use its reasonable best efforts to cause the such registration statement to be declared effective by the SEC as soon as practicable, and to cause such registration statement to remain effective until the date nine months after its effective date or such earlier time as all of the Registrable Securities covered by such registration statement have been sold pursuant thereto. "Registrable Securities" shall mean the Shares purchased by the Purchasers under this Agreement and any and all additional shares of Staples.com Stock purchased by the Purchasers pursuant to Sections 7.4 or 9 of this Agreement.

                  10.2     INCIDENTAL REGISTRATION.

                  (a) Whenever the Company proposes to file a registration statement registering shares of Staples.com Stock under the Securities Act (other than pursuant to Section 10.1 or a registration statement on Form S-4, Form S-8 or any successor forms) at any time and from time to time, it will, prior to such filing, give written notice to all Purchasers of its intention to do so. Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 10.2(a) without obligation to any Purchaser.

                  (b) If the registration for which the Company gives notice pursuant to Section 10.2 (a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 10.2(a). In such event, the right of any Purchaser to include its Registrable Securities in such registration shall be conditioned upon such Purchaser's participation in such underwriting on the terms set forth herein. All Purchasers proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that the inclusion of all Registrable Securities requested to be registered would materially adversely affect the offering, the Company may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Securities requesting registration, and the number of Registrable Securities that are entitled to be included in the registration and underwriting by any Purchaser shall be allocated among all Purchasers in proportion, as nearly as practicable, to the respective number of shares of Staples.com Stock which they held at the time the Company gives the notice specified in Section 10.2(a). If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom, within 15 days following receipt of a copy of the proposed underwriting agreement and related documents, by written notice to the Company, and any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  10.3     REGISTRATION PROCEDURES.

                  (a) If and whenever the Company is required by Section 10.1 to file a registration, or elects to file a registration statement in which Registrable Securities are included pursuant to Section 10.2, the Company shall:

                           (i)      as expeditiously as practicable prepare
and file with the SEC any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof);

                           (ii) as expeditiously as possible furnish to each
Purchaser whose Registrable Securities are included in such registration statement (each, a "Selling Stockholder") such reasonable numbers of copies of the prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities included in the registration statement that are owned by such Selling Stockholder;

                           (iii) as expeditiously as possible use its best
efforts to register or qualify the Registrable
Securities included in the registration statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of such Registrable Securities that are included in the registration statement; provided, however, that the Company shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                           (iv) as expeditiously as possible, cause all
Registrable Securities included in the registration statement to be listed on each securities exchange or automated quotation system on which Staples.com Stock then listed;

                           (v) promptly provide a transfer agent and registrar
for all Registrable Securities included in the registration statement not later than the effective date of such registration statement;

                           (vi) promptly make available for inspection by the
Selling Stockholder, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such underwriter or selected by the Selling Stockholder, all financial and other records and pertinent corporate documents reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (vii) as expeditiously as possible, notify each
Selling Stockholder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

                           (viii) as expeditiously as possible following the
effectiveness of such registration statement, notify each Selling Stockholder of any request by the SEC for the amending or supplementing of such registration statement or prospectus.

                  (b) If the Company has delivered a prospectus to the Selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Securities pursuant to such prospectus and return all prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Securities pursuant to such revised prospectus.

                  (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement filed under this Section 10 due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company reasonably believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Securities pursuant to such registration statement until such Selling Stockholder has received copies of a supplemented or amended prospectus or until such Selling Stockholder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 10.3(c) to suspend sales of Registrable Securities pursuant to any prospectus more than two times (and in each case, for a period not in excess of 60 days) in any 365-day period.

                  10.4 ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses for all registrations under this Section 10. For purposes of this Section 10.4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 10, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, the reasonable fees and expenses of one counsel for the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

                  10.5     INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Securities, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net cash proceeds to such Selling Stockholder of Registrable Securities sold in connection with such registration.

                  (c) Each party entitled to indemnification under this Section
10.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (such consent not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 10.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 10.5, (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net cash proceeds received by such Selling Stockholder from the offering of Registrable Securities and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10.5, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 10.5. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

                  10.6 INFORMATION BY HOLDER. Each holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  10.7 "STAND-OFF" AGREEMENT; CONFIDENTIALITY OF NOTICES. Each Purchaser, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Staples.com Stock, shall not sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Purchaser (except pursuant to such offering) (i) for a period of 180 days (in the case of the IPO) and 90 days (in the case of any subsequent offering) following the effective date of the registration statement or such shorter period as may be requested by the managing underwriter; provided that, in the case of any offering other than the IPO, this restriction shall not apply to any Purchaser that owns (together with its Affiliates), at the time of the filing of the registration statement for such offering, less than 1% of the then outstanding shares of Staples.com Stock. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of such restricted period. Any Purchaser receiving any written notice from the Company regarding the Company's plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Section 10.

                  10.8 TERMINATION. All of the Company's obligations to register the Registrable Securities held by any particular Purchaser under this Agreement shall terminate upon the earlier of (a) three years after the IPO or (b) at such time as such Registrable Securities may be sold by such Purchaser pursuant to Rule 144(k) under the Securities Act and such Registrable Securities

(together with any other shares of Staples.com Stock held by Affiliates of such Purchaser) represent less than 1% of the then outstanding shares of Staples.com Stock.

         11.      MISCELLANEOUS.

                  11.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any rights and obligations of a Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser in accordance with the terms of this Agreement, provided that such transferee agrees in writing with the Company to be bound by the terms of this Agreement.

                  11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                  11.3 EXPENSES. Except as provided in Section 10, the Company and each Purchaser shall each pay their respective costs and expenses in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby.

                  11.4 BROKERS. Each of the Company and the Purchasers, severally and not jointly, (i) represents and warrants to the other that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, other than Wit Capital Corporation, which has been retained by the Company, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  11.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

                  11.7 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at 500 Staples Drive, Framingham, Massachusetts 01702, Attention: Jack A. VanWoerkom or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser; or

         If to a Purchaser, at such Purchaser's address set forth below such Purchaser's name on SCHEDULE I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 11.7.

                  11.8 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  11.9 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 65% of the Shares. Notwithstanding the foregoing, this Agreement may be amended with the consent of the holders of less than all of the Shares only in a manner which applies to all such holders in the same fashion, and if any amendment or waiver adversely affects any particular Purchaser in a manner different than the other Purchasers, such Purchaser's written consent to such amendment or waiver shall be required. Any amendment, termination or waiver effected in accordance with this Section 11.9 shall be binding upon each holder of any Shares even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  11.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  11.11 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Executed as of the date first written above.


                         COMPANY:

                         STAPLES, INC.

                         By:_______________________________


                         PURCHASERS:

                         GENERAL ATLANTIC PARTNERS 59, L.P.

                         By: General Atlantic Partners, LLC,
                             its general partner

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________

                         GAP COINVESTMENT PARTNERS II, L.P.

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________


                         HIGHLAND CAPITAL PARTNERS IV LIMITED
                         PARTNERSHIP

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________


                         HIGHLAND ENTREPENEURS' IV LIMITED
                         PARTNERSHIP

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________

                         GREYLOCK IX LIMITED PARTNERSHIP

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________


                         ESSEX PRIVATE PLACEMENT FUND II
                         LIMITED PARTNERSHIP

                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________


                         SUMMIT ACCELERATOR PARTNERS LLC
                         (SAP LLC)

                        By:_______________________________
                        Name:_____________________________
                        Title:____________________________


                        PH INVESTMENTS, LLC

                        By:_______________________________
                        Name:_____________________________
                        Title:____________________________


                        -----------------------------------
                        Benjamin M. Rosen


                        -----------------------------------
                        Bill Sahlman